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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan of Pier 1 Imports, Inc. and to the incorporation by reference therein of our report dated April 8, 2002, with respect to the consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 2, 2002, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
-----------------------------

ERNST & YOUNG LLP

Fort Worth, Texas
September 12, 2002